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                                                                                                    Exhibit 11.1


                                  CALCULATION OF PRIMARY NET INCOME PER SHARE
                                                                                                                 Six months
                                                      Year ended          Year ended          Year ended           ended
                                                     June 30, 1994       June 30, 1995       June 30, 1996    December 31, 1996
                                                     -------------       -------------       -------------    -----------------
Net income                                            $3,061,137          $3,554,964          $4,100,928          $1,928,745
Pro forma income taxes                                 1,224,455           1,421,986           1,640,371             771,498
                                                      ----------          ----------          ----------          ----------
Pro forma net income                                  $1,836,682          $2,132,978          $2,460,557          $1,157,247

Weighted average shares outstanding
    during the period                                  7,000,000           7,000,000           7,000,000           7,000,000

Shares issuable under consulting
    agreement                                             96,366              96,366              96,366              96,366

Shares issuable under compensation
    arrangement                                          170,708             170,708             170,708             170,708

Shares assumed outstanding to
    support S Corporation distribution                        --                  --             854,567             854,567
                                                      ----------          ----------          ----------          ----------

Weighted average common and common
    equivalent shares outstanding
    during the period                                  7,267,074           7,267,074           8,121,641           8,121,641
                                                      ==========          ==========          ==========          ==========

Pro forma net income per share                        $     0.25          $     0.29          $     0.30          $     0.14
                                                      ==========          ==========          ==========          ==========

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